UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 16, 2011

SHENGDATECH, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or other jurisdiction of incorporation)

001-31937	26-2522031
(Commission	(IRS Employer
File Number)	Identification No.)

35th Floor, World Plaza 855 South Pudong Road, Pudong District, Shanghai 200120 People’s Republic of China
(Address of principal executive offices)

86-21-5835-9979
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - Securities and Trading Markets

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 16, 2011, ShengdaTech, Inc. (the “Company”) received a letter from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) stating that based on the review of public documents and information provided by the Company, Nasdaq determined that in addition to the matters cited in the department’s previous letters of March 16, 2011 and April 20, 2011, the Company’s failure to timely file its Form 10-Q for the period ending March 31, 2011, is in violation of Nasdaq listing rule 5250(c)(1) and serves as an additional basis for delisting the Company’s securities from the Nasdaq market (the “May 16 Letter”).

The Company had previously requested an appeal of the delisting determination in response to the department’s previous communications.  A hearing has been set for May 26, 2011.  The failure of the Company to timely file its Form 10-Q for the period ending March 31, 2011 will now also be considered at that hearing.  The delisting action is stayed pending the outcome of the hearing.

SECTION 8 - Other Events

Item 8.01   Other Events.

On May 20, 2011, the Company issued a press release announcing the receipt and contents of the May 16 Letter and providing an update on related and other matters.

SECTION 9 - Financial Statement and Exhibits

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release Dated May 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2011	shengdatech, Inc.

	By:	/s/ Xiangzhi Chen
	Name:	Xiangzhi Chen
	Title:	Chairman and Chief Executive Officer